EXHIBIT (11)(a)

Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive

Chicago, Illinois 60606

May 3, 2006

BlackRock Funds

Bellevue Park Corporate Center

100 Bellevue Parkway

Wilmington, DE 19809

Re:  BlackRock Funds

Registration Statement on Form N-14

To Whom It May Concern:

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate,
Meagher & Flom LLP